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                                                                   EXHIBIT 10.14



                              ELOYALTY CORPORATION


                      EXECUTIVE DEFERRED COMPENSATION PLAN












                                 January 1, 2000



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
                                TABLE OF CONTENTS


1.    PURPOSE; EFFECTIVE DATE                                    1

2.    DEFINITIONS                                                1

3.    PARTICIPATION AND DEFERRALS                                3

4.    DEFERRED COMPENSATION ACCOUNT                              4

5.    PLAN BENEFITS                                              6

6.    BENEFICIARY DESIGNATION                                    9

7.    ADMINISTRATION                                            10

8.    CLAIMS PROCEDURE                                          11

9.    AMENDMENT AND TERMINATION OF PLAN                         12

10.   MISCELLANEOUS                                             13




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1.       PURPOSE; EFFECTIVE DATE

         The purpose of this Executive Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds for retirement or death for certain employees of eLoyalty Corporation. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits. The Plan shall be effective as of January 1, 2000 (the "Effective Date"), and shall constitute a continuation of the Technology Solutions Company Executive Deferred Compensation Plan with respect to employees of the Company and its subsidiaries who participated in such plan prior to the spin-off of the Company by Technology Solutions Company ("TSC") to its stockholders.

2.       DEFINITIONS

         Whenever used in this document, the following terms shall have the meanings set forth in this Section unless a contrary or different meaning is expressly provided:

         2.1 Account. "Account" means the device used by the Employer to measure and determine the amounts to be paid to a Participant under the Plan. Each Account shall consist of one or more Subaccounts.

         2.2 Beneficiary. "Beneficiary" means the person, persons or entity entitled under Section 6 to receive any Plan benefits payable after a Participant's death.

         2.3 Board. "Board" means the Board of Directors of the Company.

         2.4 Committee. "Committee" means the Committee appointed by the Board to administer the Plan pursuant to Article 7.

         2.5 Company. "Company" means eLoyalty Corporation.

         2.6 Compensation. "Compensation" means base salary, commissions, bonus, and bonus retention payments paid in cash. Elective pre-tax contributions made to the Plan shall be included in Compensation. Income from the exercise of stock options or the vesting of restricted stock, the amount of "gross-up" of expense items, and other items that the Committee determines should be excluded for administrative convenience, shall be excluded from Compensation.



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         2.7 Deferral Period. "Deferral Period" means the twelve (12) month period beginning January 1 and ending December 31.

         2.8 Disability. "Disability" shall have the same meaning as under the Company's group long term disability plan in effect at the time that Participant is declared to be disabled.

         2.9 Earnings. "Earnings" for each Subaccount means the growth credited or debited to the Subaccount at the rates described in the definition of Investment Index (Section 2.11). "Earnings" for an Account shall mean the aggregate Earnings for each Subaccount making up the Account.

         2.10 Employer. "Employer" means the Company and any subsidiary or affiliate of the Company designated by the Committee.

         2.11 Investment Index. "Investment Index" means each index selected by a Participant to be used as an earnings index pursuant to Article 3. Each Investment Index shall be a phantom investment fund, which shall be credited with earnings (whether a gain or a loss) at the same rate as the investment funds or such other similar indexes as the Committee may select from time to time and shown in Appendix A attached.

         2.12 Participant. "Participant" means any individual eligible under
         Section 3.1 who has elected to defer Compensation under this Plan.

         2.13 Participation Agreement. "Participation Agreement" means the agreement submitted by a Participant to the Committee prior to the beginning of a Deferral Period, specifying the amount to be deferred for such Deferral Period.

         2.14 Plan. "Plan" means this eLoyalty Corporation Executive Deferred Compensation Plan as amended from time to time.

         2.15 Retirement. "Retirement" means any voluntary termination of employment with the Company by the Participant (i) on or after attaining age fifty-five (55) and after completing at least five (5) years of service with an Employer or with TSC or (ii) on or after attaining age sixty-five (65). "Retirement" shall also mean any termination of employment by a Participant that is deemed to be a Retirement by the Committee.

         2.16 Subaccount. "Subaccount" means the device used by the Employer to measure and determine the amount of Deferrals allocated to each Investment Index selected by the Participant, and the Earnings allocated thereto.


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         2.17 Termination. "Termination" means any involuntary termination or any voluntary termination of employment with the Company other than on account of Retirement, Disability or death.

         2.18 TSC Plan. "TSC Plan" means the Technology Solutions Company Executive Deferred Compensation Plan, as in effect immediately prior to the Effective Date.

3.       PARTICIPATION AND DEFERRALS

         3.1 Eligibility and Participation


             3.1.1 Eligibility. Eligibility to participate in the Plan shall be limited to those employees selected by the Plan Committee as being eligible to participate. Each employee of an Employer who was a participant in the TSC Plan immediately prior to the Effective Date shall be a Participant in this Plan as of the Effective Date.

             3.1.2 Participation. An eligible individual may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Committee prior to the beginning of the Deferral Period.

             3.1.3 Part-Year Participation. When an individual first becomes eligible to participate during a Deferral Period, a Participation Agreement may be submitted to the Employer no later than thirty
             (30) days after the employee becomes eligible to participate. Such Participation Agreement will be effective only with regard to Compensation to be paid following submission of the Participation Agreement to the Employer.


         3.2 Form of Deferral. A Participant may elect a deferral in the Participation Agreement as follows. A deferral shall be a portion of the Compensation payable by the Employer to the Participant during the Deferral Period. The amount of Compensation to be deferred shall be stated as a flat percentage, a flat dollar amount, or a percentage amount above a flat dollar amount not to exceed the maximums and not to be less than the minimums described in Section 3.3.

         3.3 Limitations on Deferrals. The following limitations shall apply to deferrals.



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             3.3.1 Maximum. The maximum percentage of Compensation deferred shall be fifty percent (50%) for base salary and commissions and one-hundred percent (100%) for bonuses and retention bonuses.

             3.3.2 Minimum. The minimum deferral amount shall be five thousand dollars ($5,000) for each Deferral Period.

             3.3.3 Changes in Minimum or Maximum. The Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect the amount of deferral specified in a Participation Agreement made prior to the Committee's action.

         3.4 Termination of Employment. If a Participant terminates employment with Employer prior to the end of the Deferral Period, the Deferral Period shall end at the date of termination.

         3.5 Continuation of Deferral Amount. Once a Participant has filed a Participation Agreement, the elected deferral amount shall remain in effect for the applicable Deferral Period. The election shall be irrevocable except as provided in Section 5.1 relating to hardship withdrawals.

         3.6 Change in Employment Status. The Committee reserves the right to terminate an employee's participation in the plan if such employee no longer meets the eligibility requirements set by the Committee. Account balances will remain in the Plan and the employee will be deemed a Participant for purposes of those Accounts.

4.       DEFERRED COMPENSATION ACCOUNT

         4.1 Account. The amounts deferred by a Participant under the Plan, and any Earnings, shall be credited to the Participant's Account. Separate Subaccounts will be maintained to reflect Investment Index selections. The Account and Subaccounts shall be bookkeeping devices utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets. As of the Effective Date, each Participant's Account shall also be credited with the amount credited to such Participant's account under the TSC Plan, which amount shall thereafter be paid pursuant to the terms of this Plan, and not the TSC Plan.


         4.2 Selection of Investment Index


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             4.2.1 At the time a Participant elects a deferral for a Deferral
             Period, the Participant shall also select the Investment Index or Indexes in which the Participant wishes to have the deferrals deemed invested. The Participant may select any combination of one or more of the Investment Indexes as long as at least ten percent (10%) is allocated to each of the Investment Indexes selected.

             4.2.2 At the time the Participant selects Investment Index(es) for new deferrals, a different allocation may be selected among Investment Funds for current Account balances, which may be different from the allocation for new deferrals. A Participant may change his or her investment allocation at any time, but not more frequently than once in any 30-day period, in accordance with the electronic, telephonic, or other methods designated by the Committee.

         4.3 Timing of Credits; Withholding. A Participant's deferred Compensation shall be credited to the Account and Subaccounts at the time it would have been payable to the Participant. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by state, federal or local law shall be withheld from the Participant's corresponding nondeferred Compensation.

         4.4 Determination of Accounts and Subaccounts. Each Participant's Account shall consist of the balance of such Participant's account under the TSC Plan immediately prior to the Effective Date increased by any deferred Compensation credited to such Participant's Account pursuant to Section 3, reduced by any benefits distributed to the Participant and increased or decreased by the Earnings credited on the balance in the Account as of each day on which the Nasdaq National Market or the New York Stock Exchange is open.

         4.5 Vesting of Accounts. Each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to such Participant's Account, Subaccount and Earnings thereon, for amounts attributable to deferrals.

         4.6 Statement of Accounts. The Committee shall give to each Participant a statement showing the balances in the Participant's Account and Subaccount(s) on a quarterly basis and at such other times as may be determined by the Committee.



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5.       PLAN BENEFITS

         5.1 Early Withdrawals. A Participant's Account may be distributed to the Participant before termination of employment as follows:

             5.1.1 Election for In-Service Distribution. A Participant may elect in the Participation Agreement to have returned to such Participant any portion of the principal amount deferred by the Participation Agreement as soon as administratively practicable after the beginning of the fifth year following the commencement of the Deferral Period. The portion of the principal amount to be returned shall be elected in the Participation Agreement. The amount distributed shall be limited to the Account balance, if it is less than the principal amount deferred.

             5.1.2 Hardship Withdrawal. Upon a finding that a Participant or Beneficiary has suffered an Unforeseeable Emergency, the Committee may, in its sole discretion, make distributions from the Participant's Account. "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if early withdrawal were not permitted. In no event shall declining earnings rates be considered an Unforeseeable Emergency. Any early withdrawal approved by the Committee shall be limited to the amount necessary to meet the emergency. If a Participant is deemed eligible to receive a hardship withdrawal, no additional deferrals shall be made for the Participant for the remainder of the Deferral Period in which withdrawal is made or for the immediately succeeding Deferral Period.

             5.1.3 Form of Payment. Withdrawals shall be paid in a lump sum and shall be charged to the Participant's Account as a distribution.

         5.2 Termination of Employment. If a Participant terminates employment with Employer for any reason, including death or disability, the Employer shall pay to the Participant (or the Participant's Beneficiary, in case of death) benefits equal to the balance in the Account.



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         5.3 Form of Benefits. Except as provided below, benefits payable as a result of termination of employment shall be paid in the form elected by the Participant prior to the beginning of the first Deferral Period or as thereafter changed pursuant to Section 5.4. If the Participant participated in the TSC Plan prior to the Effective Date, benefits payable to the Participant hereunder shall be paid in the form elected under the TSC Plan. If a Participant's termination of employment is a Retirement or Disability, the form of benefit shall be, as elected by the Participant:

             5.3.1 A lump sum amount which is equal to the applicable Account balance; or

             5.3.2 Equal monthly installments of the Account amortized over a period of sixty (60), one hundred twenty (120), or one hundred eighty (180) months. Earnings on the unpaid balance shall continue to be credited to Subaccounts at the appropriate Investment Fund rate; or

             5.3.3 Equal annual installments of the Account amortized over a period of five (5), ten (10), or fifteen (15) years. Earnings on the unpaid balance shall continue to be credited to Subaccounts at the appropriate Investment Fund rate.

         If a Participant's termination of employment is a Termination, the form of benefit shall be, as elected by the Participant:

             5.3.4 A lump sum amount which is equal to the applicable Account balance; or

             5.3.5 Equal monthly installments of the Account amortized over a period of twelve (12), twenty-four (24), or thirty-six (36) months. Earnings on the unpaid balance shall continue to be credited to Subaccounts at the appropriate Investment Fund rate; or

             5.3.6 Equal annual installments of the Account amortized over a period of one (1), two (2), or three (3) years. Earnings on the unpaid balance shall continue to be credited to Subaccounts at the appropriate Investment Fund rate.

         Benefits payable due to a Participant's death shall be distributed as follows:

             5.3.7 If the Participant's death occurs before benefit payments have commenced, the Participant's Beneficiary shall receive payment in a lump sum.

             5.3.8 If the Participant's death occurs after benefit payments have commenced, the Participant's Beneficiary shall continue to receive payments in the form elected by the Participant.



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         Notwithstanding the form elected, if the Participant's total Account is five thousand dollars ($5,000) or less as of the date the Participant's employment terminates, the benefit shall be paid in a lump sum.

         5.4 Change in Form of Benefits. A Participant may amend the form of benefit distribution previously selected at any time prior to the calendar year in which the Participant's employment terminates so long as the amendment does not increase the number of years during which payment is to be made. Notwithstanding the above, the Participant may not amend any distribution election made pursuant to Section 5.1.1, Election for In-Service Distribution.

         5.5 Disability Payments. If a Participant is to receive payments from the Plan due to Disability, and wishes to alter the form of benefit payment previously elected, the Participant shall submit a request to postpone payments until the Participant would have otherwise qualified for Retirement had the Participant remained employed at the Company in the full capacity of his or her duties. Amendment of the form of payment shall be subject to approval by the Committee. Any alteration of the elected payment shall be at the sole discretion of the Committee and the Committee reserves the right to deny any application to alter the elected payment form.

         5.6 Withholding Payroll Taxes. The Employer shall withhold from payments hereunder any taxes required to be withheld from such payments under federal, state or local law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405 of the Internal Revenue Code, or any successor provision thereto.

         5.7 Valuation. The amount of a lump sum, monthly installment, or annual installment payment shall be based on the value of the Participant's Account on the date the Participant's employment terminates. Except as provided in Section 5.8, payments shall be made or commence within ninety (90) days after such date.

         5.8 Covered Employee. Notwithstanding Section 5.7, if any portion of a payment in a calendar year would be disallowed as a deduction to the Employer because the Participant is a "covered employee" for that calendar year under Section 162(m) of the Internal Revenue Code, that portion shall instead be paid in the immediately following



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         calendar year, by January 30. This Section does not apply to early withdrawals under Section 5.1.

         5.9 Payment to Guardian. If a distribution is payable to a minor or to a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or person. The Committee may require proof of incompetence, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.

6.       BENEFICIARY DESIGNATION

         6.1 Beneficiary Designation. Each Participant shall have the right at any time to designate one or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. The Beneficiary designated by a Participant under the TSC Plan shall continue in effect under this Plan until changed by such Participant. Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation and is witnessed by a notary public, or the consent cannot be obtained because the spouse cannot be located.

         6.2 Amendments. Except as provided below, any nonspousal designation of Beneficiary may be changed by a Participant without the consent of such Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

         6.3 Change in Marital Status. If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

             6.3.1 If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed above.



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             6.3.2 If the Participant is unmarried at death but was married when the designation was made:

             6.3.2.1 The designation shall be void if the spouse was named as Beneficiary.

             6.3.2.2 The designation shall remain valid if a nonspouse Beneficiary was named.

             6.3.3 If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

         6.4 No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

             6.4.1 The Participant's surviving spouse;

             6.4.2 The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

             6.4.3 The Participant's estate.

7.       ADMINISTRATION

         7.1 Committee; Duties. This Plan shall be administered by the Committee which shall be comprised of the outside directors serving on the Board's Compensation Committee or a committee of at least two members composed of non-Participants, designated by the Board's Compensation Committee. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the




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         Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

         7.2 Agents. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

         7.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

         7.4 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee to the fullest extent authorized by the Delaware General Corporation Law pursuant to "Article VIII Indemnification" of the Company's By-Laws.

8.       CLAIMS PROCEDURE

         8.1 Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

         8.2 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

             8.2.1 The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

             8.2.2 A description of any additional material or information required and an explanation of why it is necessary.

             8.2.3 An explanation of the Plan's claim review procedure.

         8.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.



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         8.4 Final Decision. The decision on review shall normally be made within sixty (60) days. If any extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

9.       AMENDMENT AND TERMINATION OF PLAN

         9.1 Amendment. The Board may at any time amend the Plan by written instrument, notice of which shall be given to all Participants and to Beneficiaries receiving installment payments, subject to the following:

             9.1.1 Preservation of Account Balance. No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

             9.1.2 Changes in Investment Indexes. The Committee may change the Investment Indexes available to Participants for any date subsequent to the date of such change.

         9.2 Employer's Right to Terminate. The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interest of the Employer.

             9.2.1 Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Participation Agreements. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Participation Agreements entered into prior to the effective date of such partial termination.

             9.2.2 Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Participation Agreements, and by terminating all ongoing Participation Agreements. If such a complete termination occurs, the Plan shall cease to operate and the Employer shall pay out each Account. Unless the Committee determines otherwise, payment shall be made as a lump sum or in equal monthly installments over the following period, based on the Account balance:



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                Account Balance                            Payout Period
                ---------------                            -------------
                $50,000 or less                            Lump Sum
                More than $50,000 but less than $250,000   3 Years
                $250,000 or More                           5 Years

         Earnings at the appropriate rate shall continue to be credited on the unpaid balance in each Account. The Employer reserves the right to pay each Account in a lump sum, notwithstanding the above schedule.

10.      MISCELLANEOUS

         10.1 Unfunded Plan. This Plan is an unfunded Plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit Plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

         10.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of the Employer, nor shall they be Beneficiaries of, or have any rights, claims or interest in any assets or financial instruments which may be acquired by the Employer. Except as provided in Section 10.3, such assets of the Employer shall not be held under any trust for the benefit of Participant, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Employer under this Plan. Any and all of the Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.



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         10.3 Trust Fund. At its discretion, the Employer may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Employer's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Employer. Notwithstanding the existence of such a trust, it is intended that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

         10.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         10.5 Not a Contract of Employment. This Plan shall not constitute a contract of employment between the Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge a Participant at any time.

         10.6 Protective Provisions. A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer as the Employer may reasonably require.

         10.7 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Illinois, except as preempted by federal law.

         10.8 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.



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         10.9 Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the Employer's records.

         10.10 Successors. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.



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